Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-215938 and 333-257870 on Form S-8 and Registration Statement Nos. 333-252475 and 333-265336 on Form S-3 of our report dated March 10, 2023, relating to the consolidated financial statements of Sunworks, Inc. appearing in this Annual Report on Form 10-K of Sunworks, Inc. for the year ended December 31, 2022.

/s/ KMJ Corbin & Company LLP

Irvine, California

March 10, 2023